Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
USTelematics, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 1 to Form SB-2 for the registration of 11,489,724 shares of common stock of our report dated July 27, 2006 on the financial statements of USTelematics, Inc. as of May 31, 2006 and for the period from October 7, 2005 (inception) through May 31, 2006. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

Blackman Kallick Bartelstein, LLP
Chicago, Illinois

March 14, 2007